Exhibit 99.2

EXHIBIT “B”

TENANT WORK LETTER

This Tenant Work Letter (this “Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of the “Lease” shall mean the relevant portions of the Office Lease dated April 19, 2006 (the “Lease”), by and between PARK CENTRAL PROPERTY LLC, a Delaware limited liability company (“Landlord”), and MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (“Tenant”).  All references in this Tenant Work Letter to Sections of the “Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.  Capitalized terms not otherwise defined in this Tenant Work Letter shall have the meanings given to such terms in the Lease.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1           Base Building as Constructed by Landlord.  Upon the full execution and delivery of the Lease by Landlord and Tenant, Landlord shall deliver the Premises and the Base Building (as defined below) to Tenant, and Tenant shall accept the Premises and the Base Building from Landlord in their presently existing, “AS-IS” condition, subject to this Work Letter and to Landlord’s continuing maintenance and repair obligations set forth in the Lease, including, without limitation, Sections 6.1 and 8.1 thereunder.  The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of Tenant’s Work (as defined below) in the Premises, subject to the provisions of the Lease.

1.2           Landlord Work.  Subject to Sections 1.2, 6.1, 8.1 and 37 of the Lease, Landlord shall have no obligation for construction work or improvements on the Premises, and Landlord’s contribution to the construction and improvements consists only of delivery of possession of the Premises to Tenant in their “AS-IS” condition and with all existing faults, if any.

SECTION 2

TENANT IMPROVEMENTS

2.1           Tenant Improvement Allowance.  Tenant shall perform all work required to complete the Premises to a finished condition ready to open for business (“Tenant’s Work”).  Landlord shall provide an allowance (“Improvement Allowance”) to be applied to the cost of Tenant’s Work in an amount equal to $40.00 per rentable square foot of space in the Premises (One Million Seven Hundred Eighty-Seven Thousand Eight Hundred Forty and No/100 Dollars ($1,787,840.00), based on 44,696 rentable square feet of space in the Premises).  Tenant shall be entitled to the Improvement Allowance to be used for the costs relating to the design and construction of Tenant’s Work as further set forth herein.  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the sum of the Improvement Allowance.

2.2           Disbursement of the  Improvement Allowance.

2.2.1        Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Improvement Allowance Items”):

                2.2.1.1     Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter;

                2.2.1.2  The payment of plan check, permit and license fees relating to construction of Tenant’s Work;

                2.2.1.3      Any and all design and construction costs of Tenant’s Work, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions;

                2.2.1.4  The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                2.2.1.5     The cost of any changes to the Construction Drawings or Tenant’s Work required by all applicable building codes (the “Code”);

                2.2.1.6  A fee to Landlord for its coordination and review of Tenant’s Work in an amount equal to one percent (1%) of the hard construction costs of the Improvement Allowance Items, consisting of:  those construction costs incurred by Contractor (as defined below) or incurred under subcontracts managed by Contractor and/or costs of construction items that are not managed by Contractor, but otherwise require Landlord’s approval of Construction Drawings (not to exceed the amount of the Improvement Allowance);

                2.2.1.7     A reasonable and customary project management fee to CRESA Partners-Denver, Inc., as documented by invoices;

                2.2.1.8     The costs of Landlord’s engineer and any other consultants retained by Landlord in connection with Landlord’s review of the Design Documents and Constructions Drawings; and

                2.2.1.9  Sales and use taxes.

2.2.2        Unused Improvement Allowance.  Any unused portion of the Improvement Allowance upon completion of Tenant’s Work will not be refunded to Tenant or monies to which Tenant is entitled; provided, however, so long as Tenant is not in default under the Lease, Tenant shall be entitled to receive a refund from Landlord of any unused portion of the Improvement Allowance, in an amount not to exceed $5.00 per rentable square foot of the Premises (the “Refund Amount”).  The Refund Amount shall be used towards Tenant’s actual costs (as documented by invoices) in connection with (a) relocating to the Premises, and/or (b) purchasing and/or installing furniture, fixtures, equipment and/or voice-data cabling and wiring at the Premises.  Landlord shall deliver the Refund Amount to Tenant within thirty (30) days after Tenant’s written demand (which demand shall be accompanied by the actual invoices for any services and/or products which Tenant is using the Refund Amount); provided, however, Tenant must make its demand for the Refund Amount on or before November 30, 2006.  If Tenant fails to timely demand the Refund Amount on or before November 30, 2006, Landlord shall have no obligation to provide the Refund Amount to Tenant.

2.2.3        Disbursement of the Allowance.

                2.2.3.1  Monthly Disbursements.  During the construction of Tenant’s Work, Landlord shall make periodic disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.  From time to time as Tenant receives draw requests from the Contractor during the construction of Tenant’s Work, or as Tenant pays Improvement Allowance Items to other Tenant Service Providers, Tenant shall deliver to Landlord, as a condition to the disbursement of all or any portion of the Improvement Allowance:  (i) an executed request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, in the form attached hereto as Schedule 1, detailing the portion of the work completed or to be completed; (ii) invoices from all “Tenant Service Providers,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; and (iii) executed unconditional partial mechanic’s lien waivers and releases (conforming to the requirements of applicable law) from all of the Tenant Service Providers; and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed, as between Landlord and Tenant, Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  Landlord shall use commercially reasonable efforts to make each Disbursement Payment (as defined below) as soon as reasonably practical after Tenant’s disbursement request made in accordance with the terms and conditions of this Work Letter; provided, however, in no event shall Landlord have more than thirty (30) days after receipt from Tenant of a compliant disbursement request to deliver an applicable Disbursement Payment.  Each “Disbursement Payment” shall be a check made payable to Tenant in amount equal to the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.3.1, or (B) the balance of any remaining available portion of the Improvement Allowance; provided, however, as a condition to the final disbursement of the remaining balance of the Improvement Allowance, Tenant shall deliver to Landlord, in addition to all other items set forth in this Section 2.2.3.1, (Y) an executed unconditional final mechanic’s lien waiver and release (conforming to the requirements of applicable law) from all of the Tenant Service Providers and (Z) a certificate from the Architect, in form and substance reasonably satisfactory to Landlord’s lender, certifying that, as of the date of the certificate, Tenant’s Work and its use fully comply with all applicable building codes and the Architect’s drawings.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Tenant shall retain Acquillano Leslie, Inc. (the “Architect”) as the architect/space planner designated by Tenant to prepare the Construction Drawings (as defined below); provided, however, the Architect shall be reasonably satisfactory to Landlord and shall be licensed by the State of Colorado.  Tenant shall retain Hadji and Associates, Inc. (the “Engineers”), as the engineering consultant designated by Tenant to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall be subject to Landlord’s reasonable approval.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Construction Drawings if the same is unsatisfactory or incomplete in any respect.  Landlord’s failure to respond within the said five (5) business day period shall be deemed as Landlord’s approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings (except for errors in affirmative changes required, in writing, by Landlord’s designated representative), and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2           Final Working Drawings.  Tenant shall supply the Architects and Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, HVAC requirements, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the Final Working Drawings (as defined below) in the manner as set forth below.  Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for Tenant’s Work and Architect shall compile a fully-coordinated set of architectural, structural (if required), mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for Tenant’s Work if the same is unsatisfactory or incomplete in any respect.  Landlord’s failure to respond within the said five (5) business day period shall be deemed as Landlord’s approval.  If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.3           Approved Working Drawings.  The Final Working Drawings with the changes required by Landlord pursuant to Section 3.2 above, if any, shall be approved by Landlord within five (5) business days after the date Tenant delivers the revised Final Working Drawings to Landlord prior to the commencement of construction of Tenant’s Work (the “Approved Working Drawings”).  Landlord’s failure to respond within the said five (5) business day period shall be deemed as Landlord’s approval.  Upon receipt by Tenant of the Approved Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate, at no cost to Landlord, with Tenant in executing permit applications and performing other ministerial acts necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings, the cost of which exceeds $50,000.00, may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that written consent of Landlord will be required for any such changes, modifications or alterations that cost less than $50,000.00 if such changes, modifications or alterations (a) require a new or modified building permit, or (b) involve or affect any of the structural elements of the Building, or any of the Building’s systems, including, without limitation, the Building’s electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, or fire and life safety systems

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Tenant’s Selection of Contractors.

4.1.1        The Contractor.  A general contractor shall be retained by Tenant to construct Tenant’s Work.  Such general contractor (“Contractor”) shall be (a) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, (b) licensed in the State of Colorado, and (c) bonded and insured in accordance with the provisions of this Tenant Work Letter.  Tenant agrees to use commercially reasonable efforts to obtain or cause to be obtained a “no lien “ contract from the Contractor.

4.1.2        Tenant Service Providers.  Upon Landlord’s written request, Tenant will request the Contractor to give Landlord a list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as the “Tenant Service Providers”).

4.2           Construction of Tenant’s Work by Tenant Service Providers.

4.2.1        Conditions for Tenant Service Providers and Tenant’s Work.  Tenant and the Tenant Service Providers’ construction of Tenant’s Work shall comply with the following:  (i) Tenant’s Work shall be constructed in material compliance with the Approved Working Drawings and all Laws; (ii) Tenant and the Tenant Service Providers shall abide by all reasonable rules made by Landlord’s building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other lessees, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of Tenant’s Work.

4.2.2        Indemnity.  Tenant agrees to indemnify, protect, defend and hold Landlord and the Indemnitees harmless against any and all Claims arising from or in any way related to any negligence or willful misconduct of Tenant or the Tenant Service Providers, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of Tenant’s Work and/or Tenant’s disapproval of all or any portion of any request for payment from the Tenant Service Providers.  Such indemnity by Tenant shall also apply with respect to any and all Claims related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete Tenant’s Work, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.3        Requirements of Tenant Service Providers.  Each of the Tenant Service Providers shall guarantee to Tenant and for the benefit of Landlord that the portion of Tenant’s Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of the Tenant Service Providers shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant’s Work, and/or the Building and/or Common Areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to Tenant’s Work shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be reasonably necessary to effect such right of direct enforcement.

4.2.4        Insurance Requirements.

                4.2.4.1     General Coverages.  Tenant shall require of Contractor that all of the Tenant Service Providers shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                4.2.4.2  Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of Tenant’s Work, it being understood and agreed that Tenant’s Work shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of the Tenant Service Providers shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                4.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.4 shall be delivered to Landlord before the commencement of construction of Tenant’s Work and before Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  All policies carried under this Section 4.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and the Tenant Service Providers.  All insurance, except Workers’ Compensation, maintained by the Tenant Service Providers shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

                4.2.5        Governmental Compliance.   Tenant’s Work shall comply in all respects with the following:  (i) the applicable building code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

SECTION 5

MISCELLANEOUS

5.1           Tenant Representative.  Tenant has designated John Hammett of CRESA Partners-Denver, Inc., as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter, until further written notice to Landlord.

5.2           Landlord’s Representative.  Landlord has designated Means-Knaus Partners, L.P., as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3           “As-Built” Drawings and Specifications.  A CADD-DXF diskette file of all “as-built” drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by all of the Tenant Service Providers shall be delivered by Tenant to Landlord, at Tenant’s expense, within thirty (30) days after the completion of Tenant’s Work.

5.4           Force and Effect.  The terms and conditions of this Tenant Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease.  Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease.  Should any inconsistency arise between this Tenant Work Letter and the Lease as to the specific matters which are the subject of this Tenant Work Letter, the terms and conditions of this Tenant Work Letter shall control.

.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Tenant Work Letter as of the Effective Date.

LANDLORD:

PARK CENTRAL PROPERTY LLC,
a Delaware limited liability company

By:	Beacon Capital Strategic Partners, L.P.,
a Delaware limited partnership,
its sole member and manager

	By:	BCP Strategic Partners, LLC,
a Delaware limited liability company,
its general partner

		By:	Beacon Capital Partners, L.P.,
a Delaware limited partnership,
its sole member

			By:	Beacon Capital Partners, Inc.,
a Maryland corporation,
its general partner

				By:	/s/ Jeremy B. Fletcher
				Name:	Jeremy B. Fletcher
				Title:	Senior Managing Director

TENANT:

MARKWEST ENERGY PARTNERS, L.P.,

a Delaware limited partnership

By:	/s/ Frank M. Semple

Name:	Frank M. Semple

Title:	President & CEO

SCHEDULE 1 TO EXHIBIT “B”

FORM OF REQUEST FOR PAYMENT

TENANT’S AFFIDAVIT AND REQUEST FOR ALLOWANCE DISBURSEMENT

A.            The undersigned,                              , the                               of MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (“Tenant”), the lessee under that certain Office Lease dated April 19, 2006 (the “Lease”), by and between Tenant and PARK CENTRAL PROPERTY LLC, a Delaware limited liability company (“Landlord”), does hereby request and authorize payments totaling                                                             and       /100 Dollars ($                              ) (the “Disbursement”) as described and itemized on Schedule A attached hereto, and does hereby certify that all amounts requested for labor and/or materials are Improvement Allowance Items (as defined in the Lease) and are physically incorporated into the Premises referred to in the Lease (except for “stored” items identified as such) in compliance with the Approved Working Drawings (as defined in Lease), or for services truly performed relating to the subject property.  All such payment requests, individually and in total, are in accordance with the terms of the Lease and represent the lesser of amounts actually due and billed or value of work in place and service performed.

B.            Except as indicated on Schedule A, Tenant further certifies to Landlord that no part of the payments requested include or contemplate rebates, commission or loans to the undersigned, its beneficiaries, agents or assigns, and that all amounts requested are solely for the named payees and for the purposes indicated and that this requisition includes all amounts outstanding and payable on the subject property through                               (the “Completed Work Date”).

C.            Tenant further certifies to Landlord that no claims have been made to Tenant by, nor is any suit now pending on behalf of, any contractor, subcontractor, laborer or materialman, nor any of Tenant Service Providers (as defined in the Lease), and further that no chattel mortgages, conditional bills of sale, retention or title agreements, security agreements, financing statements, or personal property leases have been given or are outstanding as to any fixtures, appliances, or equipment which are now installed in or upon said real property, or the improvements thereon, excepting those provided for and permitted under the Lease.

D.            That the Disbursement requested above should be funded by disbursing the same, by a check made payable to Tenant, directly to Tenant, and may be charged against the Improvement Allowance.

E.             Tenant does further certify to Landlord that, to its knowledge:  (1) Tenant Service Providers shown on the breakdown submitted to Landlord are capable of performing their contractual obligations; (2) cost projections made by Tenant Service Providers, as submitted to Landlord, are adequate to complete the work to be done; and (3) all work in place and material furnished to date is in compliance with the Approved Working Drawings.

F.             Tenant does further represent to Landlord that (i) all costs and expenses set forth in previous requisitions have been paid in full, (ii) all costs and expenses incurred to date, as set forth in this Request for Allowance Disbursement, have been or will be paid in full out of the Disbursement requested hereby, (iii) all of the representations and warranties of Tenant contained in the Lease continue to be true and correct, and (iv) no Event of Default exists under the Lease and no event has occurred which, but for notice, or lapse of time, or both, would constitute an Event of Default under the Lease.

G.            Attached hereto as Schedule B are executed unconditional partial or final mechanic’s lien waivers and releases (conforming to the requirements of applicable law) from all of Tenant Service Providers for work done through the Completed Work Date.

TENANT:

MARKWEST ENERGY PARTNERS, L.P.,

a Delaware limited partnership

By:

Name:

Title:

SCHEDULE 1 TO EXHIBIT “B”

SCHEDULE A

IMPROVEMENT ALLOWANCE ITEMS FOR THE DISBURSEMENT

PERIOD ENDING            .

SCHEDULE 1 TO EXHIBIT “B”

SCHEDULE B

LIEN WAIVERS